AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1994
                                                      REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          CENTRAL FIDELITY BANKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          VIRGINIA                             54-1091649
(STATE OR OTHER OR ORGANIZATION)     (IRS EMPLOYER IDENTIFICATION NUMBER)
JURISDICTION OF INCORPORATION


                             1021 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-4000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            WILLIAM N. STOYKO, ESQ.
                   CORPORATE EXECUTIVE OFFICER AND SECRETARY
                          CENTRAL FIDELITY BANKS, INC.
                             1021 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 697-7145
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:

         WILLIAM H. SCHWARZSCHILD, III, ESQ.       ROBERT H. CRAFT, JR., ESQ.
             ROBERT E. SPICER, JR., ESQ.               SULLIVAN & CROMWELL
        WILLIAMS, MULLEN, CHRISTIAN & DOBBINS    1701 PENNSYLVANIA AVENUE, N.W.
          1021 EAST CARY STREET, 16TH FLOOR          WASHINGTON, D.C. 20006
               RICHMOND, VIRGINIA 23219                  (202) 956-7500
                    (804) 643-1991

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED
       TITLE OF EACH CLASS OF           AMOUNT TO BE         PROPOSED MAXIMUM        MAXIMUM AGGREGATE         AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED      OFFERING PRICE PER UNIT       OFFERING PRICE      REGISTRATION FEE
Debt Securities, Preferred Stock and
  Common Stock(1)...................    $500,000,000(2)            (3)                  $500,000,000          $172,415(4)

(1) Each share of Common Stock of the Registrant includes one right to purchase
    Series A Junior Participating Preferred Stock. Prior to the occurrence of certain events, such right will not be exercisable or evidenced separately from the Common Stock.
(2) There are being registered hereunder an indeterminate principal amount of Debt Securities and an indeterminate number of shares of Preferred Stock and Common Stock of the Registrant as may be sold, from time to time, by the Registrant up to an aggregate principal amount and initial public offering price of $500,000,000. There are also being registered hereunder an indeterminate number of shares of Common Stock of the Registrant as shall be issuable upon conversion of convertible Debt Securities or of shares of convertible Preferred Stock registered hereby.
(3) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED AUGUST 31, 1994            [LOGO]

                                  $500,000,000
                          CENTRAL FIDELITY BANKS, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

     Central Fidelity Banks, Inc. ("Central Fidelity" or the "Corporation") may offer from time to time (i) debt securities of the Corporation (the "Debt Securities"), consisting of debentures, notes or other unsecured evidences of indebtedness, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"), and which may be convertible, at the option of the holder, into common stock of the Corporation, (ii) shares of preferred stock, consisting of Preferred Stock, par value $100.00 per share, and 1983 Preferred Stock, par value $25.00 per share, of the Corporation (together, the "Preferred Stock"), which may be convertible, at the option of the holder, into common stock of the Corporation, or (iii) common stock, par value $5.00 per share, of the Corporation (the "Common Stock"), at prices and on terms to be determined at the time of sale. The Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as the "Securities". The Debt Securities will be unsecured obligations of the Corporation. The Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation, and the Subordinated Debt Securities will be subordinated as described herein under "Description of Debt
Securities -- Subordination". The Debt Securities, Preferred Stock and Common Stock may be offered, separately or together, in separate series, up to an aggregate principal amount and initial offering price of $500,000,000, at prices and on terms to be set forth in a Prospectus Supplement.
     The accompanying Prospectus Supplement sets forth with regard to the particular Securities in respect of which this Prospectus is being delivered (i) in the case of Debt Securities, such terms as, including but not limited to, maturity, any subordination, redemption, conversion or rate of interest (which may be fixed or floating), time of payment of any interest, principal amount, the initial public offering price, any restrictive covenants and the terms of the offering thereof, (ii) in the case of Preferred Stock, such terms as, including but not limited to, the series designation, number of shares to be issued, any dividend, liquidation, redemption, conversion, voting or other rights, the initial public offering price and the terms of the offering thereof, and (iii) in the case of Common Stock, the number of shares to be issued, the initial public offering price and the terms of the offering thereof.
     The Common Stock is quoted on the Nasdaq National Market under the symbol "CFBS". The Prospectus Supplement will also contain information, where applicable, as to any listing on a securities exchange or approval for quotation in the over-the-counter market of the Securities covered by such Prospectus Supplement.
     The Corporation may sell Securities to or through underwriters acting as principals for their own account or as agents, and also may sell Securities directly to other purchasers or through agents designated from time to time. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts of Securities, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution".
     THE SECURITIES OFFERED HEREBY (I) ARE NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, (II) ARE NOT DEPOSITS OR OBLIGATIONS OF OR GUARANTEED BY ANY BANK, INCLUDING ANY SUBSIDIARY OF THE CORPORATION, AND (III) INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
             The date of this Prospectus is                , 1994.



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD
BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES
LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION
     Central Fidelity is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at regional offices of the Commission at the following locations: 500 West Madison Street, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.
     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by Central Fidelity with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto, which may be inspected and copied in the manner and at the locations described above. Statements contained herein concerning provisions of any document filed as an exhibit to the Registration Statement, incorporated by reference herein or otherwise filed with the Commission are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents previously filed with the Commission by Central Fidelity are incorporated herein by reference:
     (a) Annual Report on Form 10-K for the year ended December 31, 1993;
     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and
     (c) Current Reports on Form 8-K dated March 16, 1994 and August 18, 1994. All documents filed by Central Fidelity pursuant to Sections 13 (a), 13
(c), 14 and 15 (d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     CENTRAL FIDELITY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:
CENTRAL FIDELITY BANKS, INC., P.O. BOX 27602, RICHMOND, VIRGINIA 23261,
ATTENTION: SUSAN L. MISTR, TELEPHONE NUMBER (804) 697-7261.
                                       2

                                THE CORPORATION
     Central Fidelity, a Virginia corporation headquartered in Richmond, Virginia, is a bank holding company which traces its origin to 1865. As of June 30, 1994, Central Fidelity had assets of $9.6 billion, deposits of $6.7 billion, loans of $5.3 billion and shareholders' equity of $718 million (prior to adjustment as required by Statement of Financial Accounting Standards No. 115). Based on total assets as of that date, Central Fidelity was the third largest bank holding company headquartered in Virginia.
     Central Fidelity serves only Virginia markets, primarily through its wholly-owned banking subsidiary Central Fidelity National Bank, a national banking association (the "Bank"). The Bank operates through a statewide network of 230 branch offices and 195 automated teller machines located in five regions:
Eastern Region, including Norfolk and the Hampton Roads area; Capital Region, including the Richmond area; Northern Region, including Fredericksburg and northern Virginia; Southwestern Region, including Roanoke and southwestern Virginia; and Western Region, including Lynchburg, Charlottesville and Harrisonburg.
     Central Fidelity provides a wide range of banking and related financial services to a broad customer base of individuals, corporations, institutions and governments located primarily in Virginia. In addition to accepting funds for deposits and making loans, the Bank offers credit cards, investment services, cash management services and international banking services, and makes available annuities and mutual fund products. Through the Bank's Financial Services Group, Central Fidelity generates additional non-interest income by sales of trust and fiduciary services.
     At June 30, 1994, the Bank's loan portfolio was approximately 60% retail, including residential mortgages, and 40% commercial. Central Fidelity places particular emphasis on retail and middle market business customers.
     At year end 1993, Central Fidelity completed its 19th consecutive year of increased earnings. Central Fidelity strives to provide superior customer service and satisfaction through highly trained professionals. Senior management has an average of 16 years of service with the Corporation and an average age of 49.
     The Corporation's executive offices are located at 1021 East Cary Street, Richmond, Virginia 23219. Its mailing address is P.O. Box 27602, Richmond, Virginia 23261, and its telephone number is (804)782-4000.
                      RATIOS OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratio of earnings to fixed charges for the periods indicated. Earnings are comprised of income before federal income taxes plus fixed charges. Fixed charges include interest expense (including the interest factor of capitalized leases and amortization of deferred debt expense) plus the portion of rental payments under operating leases deemed to be interest. There were no shares of Preferred Stock outstanding during any of the periods below indicated, and therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as those presented in the table. Separate ratios are presented based on the inclusion or exclusion of interest on deposits in the calculation of fixed charges.



                                                    SIX MONTHS
                                                  ENDED JUNE 30,                YEARS ENDED DECEMBER 31,
                                                  1994      1993      1993      1992      1991      1990      1989
Ratio of earnings to fixed charges:
  Excluding interest on deposits.............     3.19x     3.96x     3.72x     3.98x     2.70x     2.21x     2.56x
  Including interest on deposits.............     1.58x     1.49x     1.50x     1.38x     1.25x     1.21x     1.24x

                                USE OF PROCEEDS
     The net proceeds from the sale of the Securities will be used for general corporate purposes, including investments in, or extensions of credit to, the Bank and other subsidiaries, and to facilitate Central Fidelity's growth or such other uses as may be set forth in the accompanying Prospectus Supplement.
                                       3

                               REGULATORY MATTERS
     THE FOLLOWING DISCUSSION SETS FORTH CERTAIN OF THE ELEMENTS OF THE COMPREHENSIVE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES AND BANKS AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO THE CORPORATION AND ITS SUBSIDIARIES. FEDERAL REGULATION OF FINANCIAL INSTITUTIONS SUCH AS THE CORPORATION AND ITS SUBSIDIARIES IS INTENDED PRIMARILY FOR THE PROTECTION OF DEPOSITORS AND THE DEPOSIT INSURANCE FUNDS OF THE FEDERAL DEPOSIT INSURANCE CORPORATION BANK INSURANCE FUND RATHER THAN SHAREHOLDERS OR OTHER CREDITORS. SEE ALSO "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".
GENERAL
     As a bank holding company, the Corporation is subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Under the BHCA, bank holding companies may not in general directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve. The BHCA also restricts the types of activities in which a bank holding company and its subsidiaries may engage. Generally, activities are limited to banking and activities found by the Federal Reserve to be so closely related to banking as to be proper incidents thereto.
     In addition, the BHCA generally prohibits the Federal Reserve from approving an application by a bank holding company to acquire shares of a bank or bank holding company located outside the acquiror's principal state of operations unless such an acquisition is specifically authorized by statute in the state in which the bank or bank holding company whose shares are to be acquired is located. Virginia has adopted reciprocal interstate banking legislation permitting (i) Virginia-based bank holding companies to acquire banks and bank holding companies located in other states and (ii) bank holding companies located in other states to acquire Virginia banks or bank holding companies if the laws of such other states permit Virginia bank holding companies to acquire banks or bank holding companies in such other states. Legislation is currently pending in Congress that would permit nationwide acquisitions of banks and bank holding companies and interstate branching by banks under certain circumstances. The Corporation cannot give any assurances of whether such legislation will be enacted or, if enacted, what the final form thereof will be.
     The Bank is subject to supervision and examination by applicable federal and state banking agencies. The Bank is a national banking association subject to regulation and supervision by the Comptroller of the Currency (the "Comptroller"). In addition, the Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made, activities that may be engaged in, and types of services that may be offered. Various consumer laws and regulations also affect the operations of the Bank. In addition to the impact of such regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy. PAYMENT OF DIVIDENDS
     The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of the Corporation, including cash flow to pay dividends on its stock or principal (premium, if any) and interest on debt securities, is dividends from the Bank. There are statutory and regulatory limitations on the payment of dividends by the Bank to the Corporation, as well as by the Corporation to its shareholders.
     The Bank, as a national bank, is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of the Bank in any year will exceed the total of (i) its net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. A national bank also can pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).
     If, in the opinion of the applicable federal bank regulatory authority, a depository institution or a holding company is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such institution or holding company cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's or holding company's capital base to an inadequate level would be
                                       4
such an unsafe and unsound banking practice. Moreover, the Federal Reserve, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current operating earnings.
     In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), an FDIC-insured depository institution may not make capital distributions (including the payment of dividends) or pay any management fees to its holding company or pay any dividend if it is undercapitalized or if such payment would cause it to become undercapitalized. See " -- FDICIA".
     At June 30, 1994, under dividend restrictions imposed under applicable federal and state laws, the Bank, without obtaining regulatory approval, could declare aggregate dividends of approximately $191 million.
     The payment of dividends by the Corporation and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.
TRANSACTIONS WITH AFFILIATES
     There are various legal restrictions on the extent to which the Corporation and its nonbank subsidiaries can borrow or otherwise obtain credit from the Bank. There are also legal restrictions on the Bank's purchases of or investments in the securities of and purchases of assets from the Corporation and its nonbank subsidiaries; the Bank's loans or extensions of credit to third parties collateralized by the securities or obligations of the Corporation and its nonbank subsidiaries; the issuance of guarantees, acceptances and letters of credit on behalf of the Corporation and its nonbank subsidiaries; and certain bank transactions with, or for the benefit of, the Corporation and its nonbank subsidiaries. Subject to certain limited exceptions, the Bank (including for purposes of this paragraph all subsidiaries of the Bank) may not extend credit to the Corporation or to any other affiliate (other than certain exempted affiliates) in an amount which exceeds 10% of the Bank's capital stock and surplus and may not extend credit in the aggregate to such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirements as to the type, amount and quality of collateral which must secure such extensions of credit by the Bank to the Corporation or to such other affiliates. Finally, extensions of credit and other transactions between the Bank and the Corporation or other such affiliates must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with non-affiliated companies.
CAPITAL ADEQUACY
     The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%. At least half of the Total Capital must be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of qualifying subordinated debt, mandatory convertible securities, other preferred stock and a limited amount of loan loss reserves. At June 30, 1994, the Corporation's consolidated Tier 1 Capital and Total Capital ratios were 10.99% and 14.65%, respectively.
     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets (the "Leverage Ratio"), of 3% for bank holding companies that meet certain specific criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of at least 100 to 200 basis points. The Corporation's Leverage Ratio at June 30, 1994 was 7.27%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. At June 30, 1994, the Corporation's tangible Tier 1 Capital leverage ratio was 7.26%.
     The Bank is subject to risk-based and leverage capital requirements similar to those described above adopted by the Comptroller. The Corporation believes that the Bank was in compliance with applicable minimum capital requirements as of June 30, 1994. Neither the Corporation nor the Bank has been advised by any federal banking agency of any specific minimum Leverage Ratio requirement applicable to it.
                                       5

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the
FDIC, and to certain restrictions on its business. See " -- FDICIA".
     The federal banking agencies have proposed the adoption of regulations that would add an additional risk-based capital requirement based upon the amount of an institution's exposure to interest rate risk.
HOLDING COMPANY STRUCTURE AND SUPPORT OF THE BANK
     Because the Corporation is a holding company, its right to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors (including depositors in the case of the Bank) except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary. In addition, depositors of the Bank, and the FDIC as their subrogee, would be entitled to priority over other creditors in the event of liquidation of a bank subsidiary.
     Under Federal Reserve policy, the Corporation is expected to act as a source of financial strength to, and to commit resources to support, the Bank and other subsidiaries. This support may be required at times when, absent such Federal Reserve policy, the Corporation may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.
CROSS-GUARANTEE LIABILITY
     Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default". "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.
FDICIA
     FDICIA, which was enacted on December 19, 1991, substantially revised the depository institution regulatory and funding provisions of the FDIA and made revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a risk-adjusted Tier 1 Capital Ratio of at least 6% and a risk-adjusted Total Capital Ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted Total Capital Ratio of less than 6%, risk-adjusted Tier 1 Capital Ratio of less than 3% or a Leverage Ratio of less than 3% and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.
     FDICIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized insured depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized insured depository institutions are subject to growth limitations and are required to submit capital restoration plans. The depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not
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accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.
     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator, generally within 90 days of the date on which they become critically undercapitalized.
     The Corporation believes that at June 30, 1994 the Bank was well capitalized under the criteria discussed above.
     Various other legislation, including proposals to revise the bank regulatory system and to limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress.
BROKERED AND "PASS-THROUGH" DEPOSITS
     The FDIC has adopted regulations under FDICIA governing the receipt of brokered and "pass-through" deposits. Under the regulations, a bank cannot accept or rollover or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because it believes that the Bank was well capitalized as of June 30, 1994, the Corporation believes the brokered deposits regulation will have no present effect on the funding or liquidity of the Bank.
FDIC INSURANCE PREMIUMS
     The Bank is required to pay semiannual FDIC deposit insurance assessments. As required by FDICIA, the FDIC adopted a risk-based premium schedule which has increased the assessment rates for most FDIC-insured depository institutions. Under the new schedule, the premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable FDIC deposit insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.
     The FDIC is authorized by federal law to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on the Bank's and the Corporation's earnings.
     Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank regulatory agency.
DEPOSITOR PREFERENCE
     The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depositary institution would be afforded a priority over other general unsecured claims against such an institution, including the Debt Securities, in the "liquidation or other resolution" of such an institution by any receiver.
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                          DESCRIPTION OF CAPITAL STOCK
     The following summary description of the capital stock of the Corporation is qualified in its entirety by reference to applicable provisions of Virginia law and the Corporation's Restated Articles of Incorporation, as amended (the "Articles"), and By-Laws, which are on file with the Commission and are included or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.
COMMON STOCK
     The Corporation is authorized to issue 100,000,000 shares of Common Stock, par value $5.00 per share, of which 39,147,632 shares were outstanding at June 30, 1994. All of the outstanding shares of Common Stock are fully paid and nonassessable.
     Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. See "Regulatory Matters". In the event of liquidation, holders of Common Stock will be entitled to receive pro rata any assets distributable to holders of Common Stock in respect of the number of shares held by them. The dividend and liquidation rights of holders of Common Stock are subject to the rights of holders of any Preferred Stock of the Corporation which may be issued and outstanding. See " -- Preferred Stock".
     Holders of Common Stock are entitled to one vote per share on all matters submitted to shareholders. There are no cumulative voting rights in the election of directors. Holders of Common Stock have no conversion or redemption rights. Each share of Common Stock also represents one preferred share purchase right under the Corporation's Shareholder Rights Plan. See " -- Shareholder Rights Plan". The Bank is the transfer agent and registrar for the Common Stock. PREFERRED STOCK
     The Corporation is authorized to issue two classes of Preferred Stock:
200,000 shares of Preferred Stock, par value $100.00 per share; and 4,000,000 shares of 1983 Preferred Stock, par value $25.00 per share. No shares of either class are outstanding.
     Under the Corporation's Articles, the Board of Directors, without shareholder approval, is authorized to issue shares of either class of Preferred Stock in one or more series and to designate, with respect to each such series of Preferred Stock: (i) the number of shares in each such series; (ii) the dividend rates, preferences and date of payment; (iii) whether dividends on any floating or variable rate series of Preferred Stock shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative; (iv) the extent of participation rights, if any; (v) the terms and conditions of redemption and the prices at which it may occur; (vi) the sinking fund provisions, if any, for redemption or purchase of shares; (vii) voluntary and involuntary liquidation preferences; (viii) the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of any other class or series; and (ix) the voting rights, if any, in addition to such voting rights as are or may be required by law.
     The Corporation's Articles also provide that, with respect to any series of Preferred Stock as to which the Board of Directors of the Corporation shall have specified a fixed rate of dividend, the holders of any such series of Preferred Stock shall be entitled to cumulative dividends. No dividends may be declared or paid on the Common Stock, or on any shares of Preferred Stock which are entitled to participate with the Common Stock, until full dividends on any outstanding fixed rate Preferred Stock is paid, or declared and set apart for payment, with respect to all past dividend periods and any current dividend period. Interest will not accrue on cumulative dividend arrearages payable on fixed rate
Preferred Stock.
     Specific terms of any series of Preferred Stock offered by the applicable Prospectus Supplement will be established by the Board of Directors of the Corporation in accordance with the Articles and set forth in a Certificate of Designation to be described in such Prospectus Supplement. The description of the Preferred Stock set forth herein and any description of the terms of any series of Preferred Stock set forth in the applicable Prospectus Supplement is subject to and qualified in its entirety by reference to the Corporation's Articles and the Certificate of Designation for such series.
     The Board of Directors may authorize the issuance of one or more series of Preferred Stock of either class which may have voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.
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
     The Board of Directors has authorized and initially reserved 200,000 shares of Series A Junior Participating Preferred Stock, par value $25.00 per share, for issuance upon the exercise of the preferred share purchase rights described below. See " -- Shareholder Rights Plan". Such reservation may be increased by resolution of the Board of Directors from time to time.
     The creation and issuance of any additional series of Preferred Stock, and the relative rights and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of the Corporation, then existing market conditions and other factors that, in the judgment of the Board of Directors of the Corporation, might warrant the issuance of Preferred Stock.
PREEMPTIVE RIGHTS
     No holder of any shares of Common Stock or Preferred Stock has any preemptive right to purchase or subscribe to any additional shares of any class or series of the capital stock of the Corporation.
SHAREHOLDER RIGHTS PLAN
     The Corporation has adopted a Shareholder Rights Plan which is intended to protect shareholders in the event of unsolicited offers or attempts to acquire the Corporation, including offers that do not treat all shareholders equally, acquisitions in the open market of shares constituting control without offering fair value to all shareholders, and other coercive or unfair takeover tactics that could impair the ability of the Board of Directors to represent shareholders' interests fully. Pursuant to the Shareholder Rights Plan, the
Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock to shareholders of record at the close of business on May 18, 1989 (the "Record Date") and authorized the issuance of one Right for each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). As adjusted for the three-for-two stock splits in the form of a dividend in July 1991 and February 1993, each Right entitles the holder to purchase from the Corporation four-ninths of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $25.00 per share (the "Junior Preferred Shares"), at a price of $110.00 per one one-hundredth of a Junior Preferred Share. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and Mellon Bank, N.A., Pittsburgh, Pennsylvania, as Rights Agent. One Right will be attached to each share of
Common Stock offered hereby.
     The Rights Agreement provides that the Rights attach to and will be transferred with the Common Stock until the earlier of (i) 10 days following the public announcement by any person or group of the acquisition of 20% or more of the outstanding Common Stock of the Corporation or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender or exchange offer that would result in such person or group owning 20% or more of the outstanding Common Stock (the "Distribution Date"). The Board of
Directors may reduce the threshold percentage for determining the occurrence of the Distribution Date to not less than 10% of the outstanding Common Stock acquired in any such acquisition or subject to any such tender or exchange offer.
     The Rights will separate from the Common Stock and become exercisable on the Distribution Date. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including without limitation, the right to vote or to receive dividends. The Rights will expire on May 18, 1999, unless such date is extended or unless the Rights are earlier redeemed by the Corporation.
     In the event that the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will have thereafter the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.
     In the event that any person or group acquires 20% or more of the outstanding Common Stock (other than by a cash tender offer for all of the shares in which such person or group acquires 80% or more of the outstanding shares) and thereafter engages in certain specified transactions, each holder of a Right (other than Rights held by such person or group) will have thereafter the right to receive upon exercise shares of Common Stock having a market value of two times the exercise price of the Right.
     At any time after the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio, as adjusted for the three-for-two stock splits in the form of a dividend in July 1991 and February 1993, of four-ninths of a share of Common Stock, or four-ninths of one one-hundredth of
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
a Junior Preferred Share (or of a share of a class or series of the
Corporation's Preferred Stock having equivalent rights, preferences and privileges), per Right.
     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire the Corporation without the approval of the Board of Directors unless the offer is conditioned upon a substantial number of Rights being acquired or redeemed by the Corporation. The Rights, however, should not affect offers for all outstanding shares of Common Stock at a fair price and otherwise in the best interests of the Corporation and its shareholders as determined by the Board of Directors, since the Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a price of $.01 per Right.
CERTAIN PROVISIONS WHICH MAY HAVE AN ANTI-TAKEOVER EFFECT
     The Corporation's Articles and By-Laws contain provisions which may have the effect of delaying or preventing a change in control of the Corporation. The Articles and By-Laws provide (i) for division of the Board of Directors into three classes, with one class elected each year to serve a three-year term; (ii) that directors may be removed only upon the affirmative vote of the holders of 80% of the outstanding voting stock; (iii) that any vacancy on the Board may be filled by the remaining directors, (iv) that advance notification is required for a shareholder to bring business before a shareholders' meeting or to nominate a person for election as a director; and (v) that the affirmative vote of the holders of 80% of the outstanding voting stock is required to alter, amend or repeal the foregoing provisions.
     The Articles also contain a "fair price" provision that requires the affirmative vote of the holders of 80% of the outstanding voting stock as a condition for certain mergers or business combinations, unless the transaction is either approved by a majority of the disinterested directors or certain minimum fair price and procedural requirements are met, in which case the transaction will require only the affirmative vote of the holders of outstanding voting stock as required by law or any other provision of the Articles. A "disinterested director" is defined as any member of the Corporation's Board of Directors who is (i) unaffiliated with an interested shareholder (as defined below) and was a member of the Board prior to the time the interested shareholder became such, or (ii) is so unaffiliated and is recommended to succeed a disinterested director by a majority of the disinterested directors then on the Board. An "interested shareholder" is defined to mean any entity (other than the Corporation or a subsidiary) or affiliate of the Corporation beneficially owning more than 20% of the Corporation's stock, or any shareholder beneficially owning shares of the Corporation's stock by reason of assignment by, or succession to, an interested shareholder.
     The foregoing provisions of the Articles and By-Laws are intended to prevent inequitable shareholder treatment in a two-tier takeover and to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent Board, even if such a change were desired by, or would be beneficial to, a majority of the Corporation's shareholders. Such provisions therefore may have the effect of discouraging certain unsolicited offers for the Corporation's capital stock.
     The Corporation has employment agreements with certain key officers that would become effective upon a change in control of the Corporation. These agreements provide that the Corporation or its successor will continue those officers in its employ for a term of three years after the date of any such change in control and with commensurate responsibilities and compensation. The Corporation's Executive Supplemental Retirement Plan also has a provision which provides for the acceleration of the payment of benefits thereunder upon a change in control of the Corporation.
AFFILIATED TRANSACTIONS
     The Virginia Stock Corporation Act contains provisions governing
"Affiliated Transactions". Affiliated Transactions include certain mergers and share exchanges, certain material dispositions of corporate assets not in the ordinary course of business, any dissolution of a corporation proposed by or on behalf of an Interested Shareholder (as defined below), and reclassifications, including reverse stock splits, recapitalizations or mergers of a corporation with its subsidiaries or distributions or other transactions which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Act, an Interested Shareholder is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.
     Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, any Affiliated Transaction be approved by the affirmative vote of two-thirds of the voting shares of a corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the Disinterested Directors (as defined below). A
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Disinterested Director means a member of a corporation's board of directors who
(i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of a corporation, other than those beneficially owned by the Interested Shareholder.
     The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by an Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded an Interested Shareholder unless approved by the majority of the Disinterested Directors.
     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder who has been an Interested Shareholder since the effective date of the statute (January 26, 1988) or who became an Interested Shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Disinterested Directors.
     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Corporation has not adopted such an amendment.
CONTROL SHARE ACQUISITIONS
     The Virginia Stock Corporation Act also contains provisions regulating certain "control share acquisitions", which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%,
33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. The Corporation has adopted an amendment to its By-Laws making these provisions inapplicable to acquisitions of its shares.
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                         DESCRIPTION OF DEBT SECURITIES
     The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture"), between the Corporation and the trustee named in the applicable Prospectus Supplement as the trustee therefor (the "Senior Trustee"). The Subordinated Debt Securities are to be issued under the Indenture, dated as of November 25, 1992, (the "Subordinated Indenture"), between the Corporation and Chemical Bank, as the trustee (the "Subordinated Trustee"). A copy of the form of the Senior Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Subordinated Indenture has been previously filed with the Commission and is incorporated by reference herein. The Senior Indenture and the Subordinated Indenture are sometimes herein referred to collectively as the "Indentures" and the Senior Trustee and the Subordinated Trustee are sometimes herein referred collectively as the "Trustees".
     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.
     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indentures, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the
Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.
     As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is dividends from the Bank and the Corporation's other subsidiaries. The availability of such dividends will directly affect the ability of the Corporation to meet its obligations under the Indentures. However, there are legal limitations on the source and amount of dividends that national banks are permitted to pay their parent companies. See "Regulatory Matters". In addition, because the Corporation is a holding company and a legal entity separate and distinct from its subsidiaries, the rights of the Corporation to participate in any distribution of assets of any subsidiary upon its liquidation of assets or reorganization or otherwise (and thus the ability of Holders of Debt Securities to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation itself may be a creditor of that subsidiary with recognized claims. Claims on the Bank by creditors other than the Corporation include substantial obligations with respect to deposit liabilities (who have priority in liquidation) and federal funds purchased, securities sold under repurchase agreements, other short-term borrowing and various other financial obligations.
GENERAL
     The Subordinated Indenture provides, and the Senior Indenture will provide, that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series. (Subordinated Indenture Section 2.01 and Senior Indenture Section 301). The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Corporation may determine. The Debt Securities will be unsecured obligations of the Corporation. The Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation while the Subordinated Debt Securities will be subordinated to other indebtedness of the Corporation as described below under " -- Subordination".
     The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued. If Debt Securities are offered, the applicable Prospectus Supplement will describe the following terms, where applicable: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, or if the interest may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;
(5) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Corporation; (7) the obligation, if any, of the Corporation to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in
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whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium on any of such Senior Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Senior Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (11) if the principal of or any premium or interest on any of such Senior Debt Securities is to be payable, at the election of the Corporation or the Holder thereof, in one or more currencies or currency units other than those in which such Senior Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Senior Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal amount payable at the Stated Maturity of any of such Senior Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (14) if applicable, that such Senior Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Senior Indenture described under "Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Covenant Defeasance", or under both such captions; (15) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Debt Securities and, if so, the respective Depositaries for such Global Debt Securities, the form of any legend or legends to be borne by any such Global Debt Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer -- Global Debt Securities" and, if different from those described under such caption, any circumstances under which any such Global Debt Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Debt Security in whole or in part may be registered, in the names of Persons other than the Depository for such Global Debt Security or its nominee; (16) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (17) any additional restrictive covenants in the Indentures applicable to any of such Debt Securities; and (18) any other terms of such Senior Debt Securities not inconsistent with the provisions of the Indenture. (Subordinated Indenture Section 2.01 and Senior Indenture Section 301).
     In addition, if Subordinated Debt Securities are offered, the following additional terms will be described in the applicable Prospectus Supplement, where applicable: (1) whether Subordinated Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether Securities of the series are to be issuable with or without coupons or both and, in the case of Bearer Securities, the date as of which such Bearer Securities shall be dated if other than the date of original issuance of the first Security of such series of like tenor and term to be issued; (2) if Subordinated Debt Securities of the series are to be issuable initially in the form of one or more temporary Global Securities, the circumstances under and the manner in which such temporary Global Securities can be exchanged for definitive Securities of the series and whether such definitive Securities will be Registered Securities, Bearer Securities or both and will be in global form; (3) the denominations in which Bearer Securities of such series, if any, shall be issuable if other than the denomination of $5,000; and (4) if warrants for Subordinated Debt Securities of the series are to be issued, the form of such warrants, the circumstances and the manner in which such warrants may be exercised, any obligation of the Corporation concerning any Subordinated Debt Securities underlying such warrants, and any other terms and conditions regarding such warrants and Subordinated Debt Securities.
     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.
FORM, EXCHANGE AND TRANSFER
     The Senior Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof.
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(Senior Indenture Section 302). Subordinated Debt Securities may be issued as
Bearer Securities. (Subordinated Indenture Section 2.01). The Corporation, the applicable Trustee and any Paying Agent are entitled to treat the registered Holder of any Registered Security as the absolute owner of such Registered Security for all purposes, and to treat the bearer of any Bearer Security or any coupon appertaining thereto as the absolute owner of such Bearer Security or coupon for all purposes, notwithstanding any notice to the contrary.
     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, registered Debt Securities of each series will be exchangeable for other registered Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Subordinated Indenture Section 2.06 and Senior Indenture Section 305).
     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Corporation for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities (or registration of any Subordinated
Debt Securities), but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Corporation will appoint the Trustee as Security Registrar. Subordinated Debt Securities (other than a Global Security) may be presented for registration of transfer at the office of the Subordinated Trustee. The Corporation also may designate the corporate trust department of the Bank as an office where the transfer of the Subordinated Debt Securities may be registered. Any transfer agent (in addition to the Security Registrar) initially designated by the Corporation for any Senior Debt
Securities will be named in the applicable Prospectus Supplement. (Senior Indenture Section 305). The Corporation may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each Place of Payment for the Senior Debt Securities of each series. (Senior Indenture Section
1002).
     If the Senior Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Corporation will not be required to (i) issue, register the transfer of or exchange any Senior Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Senior Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or
(ii) register the transfer of or exchange any Senior Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part. (Senior Indenture Section 305).
GLOBAL SECURITIES
     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or a nominee or custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
     Notwithstanding any provision of the Indentures or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) in the case of Senior Debt Securities, there shall have occurred and be continuing an Event of Default with respect to the Senior Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All Senior Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Senior Indenture Sections 204 and 305).
     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt
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Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the applicable Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.
     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Corporation, the Trustee or any agent of the Corporation or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.
     The Depositary, upon receipt of any payment of principal or interest in respect of a permanent Global Security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.
     If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Corporation within 90 days, the Corporation will issue Subordinated Debt Securities in definitive form in exchange for the Global Security or Securities representing the Subordinated Debt Securities. In addition, the Corporation at any time and in its sole discretion may determine not to have any Subordinated Debt Securities represented by one or more Global Securities and, in such event, will issue Subordinated Debt Securities in definitive form in exchange for the Global Securities or Securities representing such Subordinated Debt Securities. Further, if the Corporation so specifies, an owner of a beneficial interest in a Global Security representing Subordinated Debt Securities may receive, on terms acceptable to the Corporation and the Depositary for such Global Security, Subordinated Debt Securities in definitive form in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of
Subordinated Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Subordinated Debt Securities registered in its name. Subordinated Debt Securities so issued in definitive form will be issued as registered Subordinated Debt Securities in denominations, unless otherwise specified by the Corporation, of $1,000 or integral multiples thereof.
PAYMENT AND PAYING AGENTS
     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a registered Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Subordinated Indenture Section 2.09 and Senior Indenture
Section 307). Unless otherwise indicated in the applicable Prospectus
Supplement, principal of and any premium and interest on the registered Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Corporation may designate for such purpose from time to time, except that at the
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option of the Corporation payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.
     Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the applicable Trustee in The City of New York will be designated as the Corporation's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Corporation for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Subordinated Indenture
Section 4.02 and Senior Indenture Section 1002). Under the Indentures, the Corporation also may designate the corporate trust department of the Bank as an office where principal and any interest may be paid.
     All moneys paid by the Corporation to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Corporation, and the Holder of such Debt Security thereafter may look only to the Corporation for payment thereof. (Subordinated Indenture Section 14.04 and Senior Indenture Section 1003). SUBORDINATION
     The obligation of the Corporation to make any payment of principal or interest on the Subordinated Debt Securities, to the extent set forth in the Subordinated Indenture, will be subordinate and junior in right of payments to the prior payment in full of all existing and future Senior Indebtedness (as defined below). Upon any distribution of assets of the Corporation in any dissolution, winding up, liquidation or reorganization of the Corporation, the holders of Senior Indebtedness are entitled to receive payment in full of principal and interest before the holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal or any premium or interest on the Subordinated Debt Securities (except that holders of the Subordinated Debt Securities, in a reorganization or readjustment of the Corporation, may receive securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, which securities are subordinated to the payment of all Senior Indebtedness and any securities received in lieu thereof, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the
Subordinated Debt Securities). (Subordinated Indenture Section 3.03). The dissolution, winding up, liquidating or reorganization of the Corporation following a conveyance, transfer or lease of its properties and assets substantially as an entirety in compliance with the terms described below under "Consolidation, Merger and Sale of Assets" will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose. (Subordinated Indenture Section 3.03(d)). In addition, the Corporation may not pay principal of, or interest on, the Subordinated Debt Securities and may not acquire any Subordinated Debt Securities for cash or property other than capital stock of the Corporation if: (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity; and (2) such default is the subject of judicial proceedings or the Corporation receives written notice of such default from a representative of the holders of such Senior Indebtedness. If the Corporation receives any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for such purpose. The Corporation may resume payments on the Subordinated Debt Securities and may acquire them when (i) such default is cured or waived or shall have ceased to exist or the Senior Indebtedness to which such default relates shall have been paid in full in cash or cash equivalent; or (ii) if such default is not the subject of judicial proceedings, 120 days pass after such written notice is received by the Corporation, but only if such payment or acquisition is not otherwise prohibited by the terms of the Subordinated Indenture. (Subordinated Indenture Section 3.02(b)).
     By reason of subordination, in the event of the Corporation's insolvency, holders of Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities may receive less, ratably, than other creditors of the Corporation. However, such subordination will not prevent the occurrence of any Event of Default. (Subordinated Indenture Section 3.12).
     The Subordinated Indenture does not restrict the incurrence of additional Senior Indebtedness.
     "Senior Indebtedness" means (a) the principal of, and premium, if any, and interest on all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (b) all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreement, options, commodity futures contracts and commodity options contracts, and (iii) similar financial
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instruments; except, in the case of both (a) and (b) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or PARI PASSU in right of payment with the Subordinated Debt Securities, (c) any indebtedness or obligations of others of the kind described in both (a) and (b) above for payment of which the Corporation is responsible or liable as guarantor or otherwise, and (d) any deferrals, renewals or extensions of any such Senior Indebtedness.
CONSOLIDATION, MERGER AND SALE OF ASSETS
     Under each of the Indentures, the Corporation may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), UNLESS (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Corporation's obligations on the Securities and under such Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Subordinated Indenture Section 10.01 and Senior Indenture
Section 801). The Senior Indenture also will not allow a Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation unless the aforementioned requirements are met. COVENANTS OF CENTRAL FIDELITY
     The Indentures do not restrict Central Fidelity from incurring, assuming or becoming liable for any type of debt nor from creating, assuming, incurring or permitting to exist any mortgage, pledge, encumbrance, lien or charge on its property. In addition, the Indentures do not require Central Fidelity to maintain any financial ratios or specified levels of net worth or liquidity and do not contain any other provisions which would provide protection to Holders due to a sudden or dramatic decline in the credit quality of the Debt Securities caused by change in control, recapitalization or other capital restructuring of Central Fidelity.
EVENTS OF DEFAULT
  SENIOR INDENTURE
     Each of the following will constitute an Event of Default under the Senior Indenture with respect to Senior Debt Securities of any series: (a) failure to pay principal of or any premium on any Senior Debt Security of that series when due; (b) failure to pay any interest on any Senior Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) failure to perform any other covenant of the Corporation in the Senior Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to the Corporation by the Senior Trustee, or the Holders of at least 10% in principal amount of the Outstanding Securities of that series, as provided in the Senior Indenture; (e) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by the Corporation having an aggregate principal amount outstanding of at least $2,000,000, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 10 days after written notice has been given to the Corporation by the Senior Trustee, or the Holders of at least 10%
in principal amount of the Outstanding Securities of that series, as provided in the Senior Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any additional events of default applicable to such Debt Securities as described in the applicable Prospectus Supplement. (Senior Indenture Section 501).
     If an Event of Default (other than an Event of Default described in clause
(f) above) with respect to the Senior Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Senior Indenture may declare the principal amount of the Senior Debt Securities of that series (or, in the case of any Senior Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Senior Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Senior Debt Security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Senior Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Senior Debt Securities of that series (or, in the case of any such Original
Issue Discount Security or other Senior Debt Security, such specified amount) will automatically, and without any action by the Senior Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances,
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rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Senior Indenture. (Senior Indenture Section
502). For information as to waiver of defaults, see "Modification and Waiver". Subject to the provisions of the Senior Indenture relating to the duties of the Senior Trustee in case an Event of Default shall occur and be continuing, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Trustee reasonable indemnity. (Senior Indenture Section 603). Subject to such provisions for the indemnification of the Senior Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or exercising any trust or power conferred on the Senior Trustee with respect to the Senior Debt of that series. (Senior Indenture Section 512).
     No Holder of a Senior Debt Security of any series will have any right to institute any proceeding with respect to the Senior Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Senior Trustee written notice of a continuing Event of Default with respect to the Securities of that series,
(ii) the Holders of at least 25% in aggregate principal amount of the
Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Senior Trustee to institute such proceeding as trustee and (iii) the Senior Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Senior Indenture Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Senior Debt Security for the enforcement of payment of the principal of or any premium or interest on such Senior Debt Security on or after the applicable due date specified in such
Senior Debt Security. (Senior Indenture Section 508).
     The Corporation will be required to furnish to the Senior Trustee annually a statement by certain of its officers as to whether or not the Corporation, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Senior Indenture Section 1004).
  SUBORDINATED INDENTURE
     The Subordinated Indenture defines an Event of Default with respect to the Subordinated Debt Securities as being any one of the following events: (a) default for 30 days in the payment of any interest on any of the Subordinated Debt Securities; (b) default in the payment when due of the principal (including any sinking fund installment or analogous obligation) on any of the Subordinated Debt Securities; (c) a default or event of default under any instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Corporation (other than the Subordinated Debt Securities or indebtedness to a Subsidiary) or of any Subsidiary (other than indebtedness of any Subsidiary owing to the Corporation or to another Subsidiary) shall happen and not less than $2,000,000 of such indebtedness shall be past due, or become due by acceleration, and such indebtedness or acceleration is not discharged or rescinded within 15 days after notice by the Subordinated Trustee or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities; (d) final judgment(s) or order(s) for the payment of money in excess of $2,000,000 is entered against Central Fidelity or the Bank and within 90 days of entry is not discharged or the execution thereof is not stayed pending appeal or within 90 days after the expiration of the stay, the judgment(s) or order(s) is not discharged; (e) default in the observance or performance of any other covenant in the Subordinated Debt Securities or the Subordinated Indenture for
90 days after notice by the Subordinated Trustee or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities; or
(f) certain events of bankruptcy, insolvency or reorganization of the
Corporation or the Bank (other than the appointment of a conservator with respect to the Bank). (Subordinated Indenture Section 5.01). Rights of acceleration in case an Event of Default occurs are limited. Payment of principal of the Subordinated Debt Securities may be accelerated only in the case of an "Acceleration Event" which is defined in the Subordinated Indenture as any of the bankruptcy, insolvency or reorganization events with respect to Central Fidelity or the Bank that constitute an Event of Default. There is no right of acceleration in the case of a default in the payment of principal of or any interest on the Subordinated Debt Securities or the performance of any other covenant of the Corporation in the Subordinated Indenture.
     In case an Acceleration Event shall have occurred and be continuing, the Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Debt Securities may declare the principal of all the securities of such series to be due and payable. (Subordinated Indenture Section 5.01). The Subordinated Indenture provides that the Subordinated Trustee, within 90 days after the occurrence of a default with respect to Subordinated Debt Securities, shall mail to the holders of the Subordinated Debt Securities notice of all uncured defaults known to it that have not been
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waived (the term defaults to include events specified above which, after notice or lapse of time or both, would become an Event of Default); provided that, except in the case of default in the payment of principal of or any interest on any of the Subordinated Debt Securities, the Subordinated Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the Subordinated Debt Securities. (Subordinated Indenture Section 5.08).
     Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Trustee in case an Event of Default shall occur and be continuing, the Subordinated Trustee is under no obligation to exercise any of the rights or powers under the Subordinated Indenture at the request, order or direction of any of the holders of the Subordinated Debt Securities, unless such holder offers to the Subordinated Trustee reasonable indemnity. (Subordinated Indenture Section 6.02(d)). Subject to certain limitations contained in the Subordinated Indenture (including among other limitations that the Subordinated Trustee will not be exposed to personal liability), the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee, or exercising any trust or power conferred on the Subordinated Trustee. (Subordinated
Indenture Section 5.07).
     No holder of any Subordinated Debt Securities will have any right to institute any proceeding with respect to the Subordinated Indenture or for any remedy thereunder unless such holder previously shall have given to the Subordinated Trustee written notice of a continuing Event of Default and unless also the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Debt Securities shall have made written request, and offered reasonable indemnity, to the Subordinated Trustee to institute such proceeding as trustee, and the Subordinated Trustee shall not have received from the holders of a majority in principal amount of the outstanding Subordinated Debt Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Subordinated Indenture Section 5.04). However, the holder of any Subordinated Debt Security will have an absolute right to receive payment of the principal of and any interest on such Subordinated Debt Security on or after the due dates expressed in such Subordinated Debt Security and to institute suit for the enforcement of any such payment. (Subordinated Indenture Section 5.04).
     The Corporation is obligated to furnish to the Subordinated Trustee annually a statement as to the performance by the Corporation of its obligations under the Subordinated Indenture and as to any default in such obligations. (Subordinated Indenture Section 4.04).
MODIFICATION AND WAIVER
  SENIOR INDENTURE
     Modifications and amendments of the Senior Indenture may be made by the Corporation and the Senior Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any
Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Senior Indenture, (g) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Senior Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Senior Indenture Section 902).
     The Holders of 66 2/3% in principal amount of the Outstanding Securities of any series may waive compliance by the Corporation with certain restrictive provisions of the Senior Indenture. (Senior Indenture Section 1008). The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Senior Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Senior Indenture which cannot be amended without the consent of the
Holder of each Outstanding Security of such series affected. (Senior Indenture
Section 513).
     The Senior Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Senior
Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Senior Debt Security is not
                                       19
determinable (for example, because it is based on an index), the principal amount of such Senior Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Senior Debt Security and (iii) the principal amount of a Senior Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Senior Debt Security (or, in the case of a Senior Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Senior Indenture Section
101).
     Except in certain limited circumstances, the Corporation will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Senior Indenture, in the manner and subject to the limitations provided in the Senior Indenture. In certain limited circumstances, the Senior Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Senior Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Corporation (or the Senior Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Senior Indenture Section 104).
  SUBORDINATED INDENTURE
     The Subordinated Indenture contains provisions permitting the Corporation and the Subordinated Trustee to modify the Subordinated Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debt Securities, except that, without the consent of the holder of each Subordinated Debt Security, no such modification may, among other things: (a) change the stated maturity date of the principal of, or any installment of principal or interest on, any outstanding Subordinated Debt Security; (b) reduce the principal amount of, or any interest on, any outstanding Subordinated Debt Security; (c) change the place of payment of principal of, or any interest on, any outstanding Subordinated Debt Security;
(d) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Subordinated Debt Securities; (e) make any change in the subordination provisions that adversely affects the rights of any holder of Subordinated Debt Securities; or (f) reduce the percentage in principal amount of outstanding Subordinated Debt Securities, the consent of which is required for modification or amendment of the Subordinated Indenture or for waiver of compliance with certain provisions of the Subordinated Indenture or for waiver of certain defaults.
     Prior to any acceleration of the Subordinated Debt Securities, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities may waive any past default or Event of Default under the Subordinated Indenture, except a default under a covenant that cannot be modified without the consent of each holder of a Subordinated Debt Security. (Subordinated Indenture
Section 5.07(b)). In addition, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities may rescind a declaration of acceleration of the Subordinated Debt Securities before any judgment has been obtained if (i) the Corporation pays the Subordinated Trustee certain amounts due the Subordinated Trustee plus all matured installments of principal of and any interest on the Subordinated Debt Securities (other than installments due by acceleration) and interest on the overdue installments to the extent provided in the Subordinated Indenture and (ii) all other defaults with respect to the Subordinated Debt Securities under the Subordinated Indenture have been cured or waived. (Subordinated Indenture Section 5.01).
DEFEASANCE AND COVENANT DEFEASANCE FOR SENIOR DEBT SECURITIES
     If and to the extent indicated in the applicable Prospectus Supplement, the Corporation may elect, at its option at any time, to have the provisions of
Section 1302 of the Senior Indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the Senior Indenture, relating to defeasance of certain restrictive covenants in the Senior Indenture, applied to the Senior
Debt Securities of any series, or to any specified part of a series. (Senior Indenture Section 1301).
     DEFEASANCE AND DISCHARGE. The Senior Indenture provides that, upon the Corporation's exercise of its option (if any) to have Section 1302 applied to any Senior Debt Securities, the Corporation will be discharged from all its obligations with respect to such Senior Debt Securities (except for certain obligations to exchange or register the transfer of Senior Debt Securities, to replace stolen, lost or mutilated Senior Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Senior Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with
                                       20
their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Debt Securities on the respective Stated Maturities in accordance with the terms of the Senior Indenture and such Senior Debt Securities. Such defeasance or discharge may occur only if, among other things, the Corporation has delivered to the Senior Trustee an Opinion of Counsel to the effect that the Corporation has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Senior Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Senior Indenture Sections 1302 and 1304).
     DEFEASANCE OF CERTAIN COVENANTS. The Senior Indenture provides that, upon the Corporation's exercise of its option (if any) to have Section 1303 of the Senior Indenture applied to any Senior Debt Securities, the Corporation may omit to comply with certain restrictive covenants, including any that may be described in the applicable Prospectus Supplement, the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Senior Debt Securities. The Corporation, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Senior Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Debt Securities on the respective Stated Maturities in accordance with the terms of the Senior Indenture and such Senior Debt Securities. The Corporation will also be required, among other things, to deliver to the Senior Trustee an Opinion of Counsel to the effect that Holders of such Senior Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Corporation exercised this option with respect to any Senior Debt Securities and such Senior Debt
Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Senior Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Senior Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Corporation would remain liable for such payments. (Senior Indenture Sections 1303 and 1304).
NOTICES
     Notices to Holders of the Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Subordinated Indenture Sections 5.08 and 8.02 and Senior Indenture Sections 101 and 106) and by general publication with respect to Holders of Bearer
Securities. (Subordinated Indenture Sections 5.08 and 8.02).
TITLE
     The Corporation, the Trustees and any agent of the Corporation or the Trustees may treat the Person in whose name a Debt Security is registered (and with respect to a Bearer Security, the bearer of such security or coupon) as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Subordinated
Indenture Section 7.03 and Senior Indenture Section 308).
GOVERNING LAW
     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Subordinated Indenture
Section 16.04 and Senior Indenture Section 112).
REGARDING THE TRUSTEE
     Any Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the related Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.
                                       21

                              PLAN OF DISTRIBUTION
     The Corporation may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. The applicable Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the names of any underwriters, agents or dealers, the purchase price of such Securities and the proceeds to the Corporation from any sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents.
     Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may, from time to time, authorize dealers, acting as the Corporation's agents, to offer and sell the Securities upon such terms and conditions as set forth in the related Prospectus Supplement. In connection with the sale of the Securities, underwriters may receive compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
     Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the related Prospectus Supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation, to indemnification against and contribution towards certain liabilities, including liabilities under the Securities Act.
     Any Securities issued hereunder (other than Common Stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such Securities are sold by the Corporation for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.
     Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation and certain of its affiliates in the ordinary course of business. Except as otherwise stated in the applicable Prospectus Supplement, any loans and outstanding commitments to such underwriters, dealers or agents and their associates will be made on terms, including interest rates and collateral, no more favorable than those prevailing at the time for comparable transactions with other persons and will not involve more than normal risk of collectibility.
                           VALIDITY OF THE SECURITIES
     The validity of the Securities will be passed upon for the Corporation by the counsel for the Corporation named in the applicable Prospectus Supplement, and for any underwriters by the counsel for such underwriters named in the applicable Prospectus Supplement.
                                    EXPERTS
     The consolidated financial statements of the Corporation and its subsidiaries incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.
                                       22

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The expenses in connection with this Registration Statement are, subject to further contingencies, estimated to be as follows:

Filing Fee for Registration Statement.....................................................   $172,415
Legal Fees and Expenses...................................................................     75,000*
Accounting Fees and Expenses..............................................................     40,000*
Blue Sky Fees and Expenses................................................................     20,000*
Printing and Engraving Fees...............................................................     25,000*
Trustee's Fees and Expenses...............................................................     60,000*
Miscellaneous.............................................................................      2,585*
Total                                                                                        $395,000

* Estimated
ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director of officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.
     The Articles of Incorporation of the undersigned Registrant contain provisions indemnifying the directors and officers of the undersigned Registrant against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses as permitted by law. The Articles of Incorporation of the undersigned Registrant also eliminate the liability of directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar as permitted by the Code.
                                      II-1

ITEM 16.  EXHIBITS
     The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

1.1    Form of Common Stock Underwriting Agreement.
1.2    Form of Preferred Stock Underwriting Agreement.
1.3    Form of Debt Securities Underwriting Agreement.
4.1    Form of Indenture for Senior Debt Securities.
4.2    Indenture for Subordinated Debt Securities, dated as of November 25, 1992, incorporated herein by reference to Exhibit
       4.1 to Form 8-K dated November 18, 1992, File No. 0-8829.
4.3    Restated Articles of Incorporation of Central Fidelity Banks, Inc. adopted March 14, 1990, incorporated herein by reference to Exhibit 3.1 to Form 8 dated May 22, 1992, File No. 0-8829.
4.4    Articles of Amendment (to Restated Articles of Incorporation) of Central Fidelity Banks, Inc., dated May 18, 1993.
4.5    Restated By-Laws of Central Fidelity Banks, Inc. effective March 14, 1990, incorporated herein by reference to Exhibit
       3.2 to Form 8, dated May 22, 1992, File No. 0-8829.
4.6    Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.5 to Form S-3 Registration Statement, filed May 27, 1992, File No. 33-48012.
4.7    Form of Preferred Stock Certificate.*
5      Opinion of Williams, Mullen, Christian & Dobbins.
12     Computation of Ratios of Earnings to Fixed Charges.
23.1   Consent of KPMG Peat Marwick LLP.
23.2   Consent of Williams, Mullen, Christian & Dobbins (reference is made to Exhibit 5).
24     Powers of Attorney.
25.1   Statement of Eligibility and Qualification on Form T-1 of Chemical Bank, as Trustee under the Subordinated Indenture, under the Trust Indenture Act of 1939, as amended, incorporated herein by reference to Exhibit 26 to Form S-3
       Registration Statement, filed November 13, 1992, File No. 33-53884.
25.2   Statement of Eligibility of Trustee for Senior Indenture.*

*To be filed by post-effective amendment or by current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, as appropriate.
ITEM 17.  UNDERTAKINGS
     The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act
                                      II-2
of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 31, 1994.
                                         CENTRAL FIDELITY BANKS, INC.
                                         By
                                            Lewis N. Miller, Jr.
                                           Chief Executive Officer and President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                             TITLE                                DATE
                                                        Chief Executive Officer, President and                  August 31, 1994
                                                          Director
                 Lewis N. Miller, Jr.
                                                        Corporate Executive Officer and Treasurer               August 31, 1994
                                                          (Principal Financial Officer)
                 Charles W. Tysinger
                                                        Senior Vice President and Controller                    August 31, 1994
                                                          (Principal Accounting Officer)
                  James F. Campbell
                                       *                Director                                                August 31, 1994
                    James F. Betts
                                       *                Director                                                August 31, 1994
                  Alvin R. Clements
                                       *                Director                                                August 31, 1994
                Pauline Allen Ellison
                                       *                Director                                                August 31, 1994
                   Jack H. Ferguson
                                       *                Director                                                August 31, 1994
                  Robert L. Freeman
                                       *                Director                                                August 31, 1994
                   Thomas R. Glass

                                      II-4

                      SIGNATURE                                             TITLE                                DATE
                                       *                Director                                                August 31, 1994
                   George R. Lewis
                                       *                Director                                                August 31, 1994
                   G. Bruce Miller
                                       *                Director                                                August 31, 1994
                 T. Justin Moore, Jr.
                                       *                Director                                                August 31, 1994
                  Richard L. Morrill
                                       *                Director                                                August 31, 1994
                 Lloyd U. Noland, III
                                       *                Director                                                August 31, 1994
               William G. Reynolds, Jr.
                                       *                Director                                                August 31, 1994
                   Kenneth S. White

* William N. Stoyko, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.
                                                  William N. Stoyko
                                                  Attorney-in-Fact
                                      II-5

                               INDEX TO EXHIBITS

EXHIBIT NO.                                                 DESCRIPTION                                                 PAGE NO.
  1.1         Form of Common Stock Underwriting Agreement.
  1.2         Form of Preferred Stock Underwriting Agreement.
  1.3         Form of Debt Securities Underwriting Agreement.
  4.1         Form of Indenture for Senior Debt Securities.
  4.2         Indenture for Subordinated Debt Securities, dated as of November 25, 1992, incorporated herein by reference to Exhibit 4.1 to Form 8-K dated November 18, 1992, File No. 0-8829.
  4.3         Restated Articles of Incorporation of Central Fidelity Banks, Inc. adopted March 14, 1990, incorporated herein by reference to Exhibit 3.1 to Form 8 dated May 22, 1992, File No. 0-8829.
  4.4         Articles of Amendment (to Restated Articles of Incorporation) of Central Fidelity Banks, Inc., dated
              May 18, 1993.
  4.5         Restated By-Laws of Central Fidelity Banks, Inc. effective March 14, 1990, incorporated herein by reference to Exhibit 3.2 to Form 8, dated May 22, 1992, File No. 0-8829.
  4.6         Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.5 to Form S-3
              Registration Statement, filed May 27, 1992, File No. 33-48012.
  4.7         Form of Preferred Stock Certificate.*
  5           Opinion of Williams, Mullen, Christian & Dobbins.
  12          Computation of Ratios of Earnings to Fixed Charges.
  23.1        Consent of KPMG Peat Marwick LLP.
  23.2        Consent of Williams, Mullen, Christian & Dobbins (reference is made to Exhibit 5).
  24          Powers of Attorney.
  25.1        Statement of Eligibility and Qualification on Form T-1 of Chemical Bank, as Trustee under the
              Subordinated Indenture, under the Trust Indenture Act of 1939, as amended, incorporated herein by reference to Exhibit 26 to Form S-3 Registration Statement, filed November 13, 1992, File No. 33-53884.
  25.2        Statement of Eligibility of Trustee for Senior Indenture.*

*To be filed by post-effective amendment or by current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, as appropriate.